EXHIBIT G

                                SUPPORT AGREEMENT


                  AGREEMENT, dated as of June 30, 1997, by and among JP FOODSERVICE, INC., a Delaware corporation ("JPFI") and the other persons whose names are set forth on the signature pages hereto (collectively, the "Stockholders").

                  WHEREAS, concurrently herewith, JPFI, Hudson Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of JPFI ("Merger Sub") and Rykoff-Sexton, Inc., a Delaware corporation ("Rykoff"), are entering into an Agreement and Plan of Merger (the "Merger Agreement"; capitalized terms used without definition herein having the meanings ascribed thereto in the Merger Agreement);

                  WHEREAS, the Stockholders are the beneficial owners of the number of shares of Rykoff Common Stock set forth in Schedule I hereto (the "Subject Shares");

                  WHEREAS, approval of the Merger Agreement by the stockholders of Rykoff is a condition to the consummation of the Merger; and

                  WHEREAS, as a condition to its entering into the Merger Agreement, JPFI has required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement;

                  NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:


                  Section 1. Agreement to Vote. (a) Each Stockholder hereby agrees to attend the Rykoff Stockholders Meeting, in person or by proxy, and to vote (or cause to be voted) all Subject Shares, and any other voting securities of Rykoff, whether issued heretofore or hereafter, that such Stockholder owns or has the right to vote, for approval and adoption of the Merger Agreement and the Merger. Such agreement to vote shall apply also to any adjournment or adjournments of the Rykoff Stockholders Meeting, and to any other meeting of stockholders at which any item of business referred to in the preceding sentence is presented for approval.

                  (b) To the extent inconsistent with the foregoing provisions of this Section 1, each Stockholder hereby revokes any and all previous proxies with respect to such Stockholder's Subject Shares or any other voting securities of Rykoff.


                  Section 2. No Solicitation. No Stockholder shall, directly or indirectly, solicit or encourage (including by way of furnishing information), or authorize any individual, corporation or other entity to solicit or encourage (including by way of furnishing information), from any third party any inquiries or proposals relating to, or conduct negotiations or discussions with any third party with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or that may reasonably be expected to lead to, any proposal or offer relating to the disposition of business or assets of Rykoff or JPFI or their respective subsidiaries, or the acquisition of the voting securities of Rykoff or JPFI or their respective subsidiaries, or the merger or consolidation of Rykoff or JPFI or any of their respective subsidiaries with or to any corporation or other entity other than as provided in the Merger Agreement, the Option Agreements or the Support Agreement (and the Stockholders shall promptly notify JPFI of all of the relevant details relating to all inquiries and proposals which such Stockholders may receive relating to any such matters).


                  Section 3. Securities Act Covenants and Representations. Each Stockholder hereby agrees and represents to JPFI as follows:

                  (a) Such Stockholder has been advised that the offering, sale and delivery of JPFI Common Stock pursuant to the Merger will be registered under the Securities Act on a Registration Statement on Form S-4. Such Stockholder has also been advised, however, that to the extent such Stockholder is considered an "affiliate" of Rykoff at the time the Merger Agreement is submitted to a vote of the stockholders of Rykoff any public offering or sale by such Stockholder of any shares of JPFI Common Stock received by such Stockholder in the Merger will, under current law, require either (i) the further registration under the Securities Act of any shares of JPFI Common Stock to be sold by such Stockholder, (ii) compliance with Rule 145 promulgated by the SEC under the Securities Act or (iii) the availability of another exemption from such registration under the Securities Act.

                  (b) Such Stockholder has read this Agreement and the Merger Agreement and has discussed their requirements and other applicable limitations upon such Stockholder's ability to sell, transfer or otherwise dispose of shares of JPFI Common Stock, to the extent such Stockholder believed necessary, with such Stockholder's counsel or counsel for Rykoff.

                  (c) Such Stockholder also understands that stop transfer instructions will be given to JPFI's transfer agent with respect to JPFI Common Stock and that a legend will be placed on the certificates for the JPFI Common Stock issued to such Stockholder, or any substitutions therefor, to the extent such Stockholder is considered an "affiliate" of Rykoff at the time the Merger Agreement is submitted to a vote of the stockholders of Rykoff.

                  Section 4. Pooling Covenants and Representations. Each Stockholder hereby agrees and represents to JPFI that such Stockholder will not sell, transfer or otherwise dispose of any securities of Rykoff or of any shares of JPFI Common Stock received by such Stockholder in the Merger or other shares of capital stock of JPFI during the period beginning 30 days prior to the Effective Time and ending at such time as results covering at least 30 days of combined operations of Rykoff and JPFI have been published by JPFI, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations, except for transfers or other dispositions that, taking into account the actions of other affiliates of Rykoff, will not prevent JPFI from accounting for the Merger as a pooling of interests.


                  Section 5. Further Assurances. Each of JPFI and the Stockholders shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of its obligations under this Agreement. Without limiting the generality of the foregoing, none of JPFI or any of the Stockholders shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such action would materially impair the ability of any party to effectuate, carry out or comply with all the terms of this Agreement.

                  Section 6. Representations and Warranties of JPFI. JPFI represents and warrants to each Stockholder as follows: Each of this Agreement and the Merger Agreement has been approved by the Board of Directors of JPFI, representing all necessary corporate action on the part of JPFI other than approval of the Merger Agreement by the stockholders of JPFI. Each of this Agreement and the Merger Agreement has been duly executed and delivered by a duly authorized officer of JPFI. Each of this Agreement and the Merger Agreement constitutes a valid and binding agreement of JPFI, enforceable against JPFI in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles. JPFI covenants and agrees that, effective as of the Effective Time, JPFI shall assume the rights and obligations of Rykoff under that certain Registration Rights Agreement, dated as of May 17, 1996, by and among Rykoff and the other persons whose signatures are set forth on the signature pages thereto pursuant to an agreement in form and substance satisfactory to JPFI and such other persons.

                  Section 7.  Representations  and  Warranties of  Stockholders.
Each Stockholder represents and warrants to JPFI that this Agreement (i) has been duly authorized, executed and delivered by such Stockholder and (ii) constitutes the valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles. Each such Stockholder is the record and beneficial owner of the Subject Shares set forth opposite its respective name on Schedule I. The Subject Shares listed next to the name of such Stockholder on Schedule I hereto are the only voting securities of Rykoff owned (beneficially or of record) by such Stockholder. Neither the execution or delivery of this Agreement nor the consummation by such Stockholder of the transactions contemplated hereby will violate (a) the certificate of incorporation, by-laws, partnership agreement or other organizational document, as applicable, of any such Stockholder, or (b) any provisions of any law, rule or regulation applicable to such Stockholder or any contract or agreement to which such Stockholder is a party, other than such violations described in the foregoing clause (b) as would not prevent or materially delay the performance by such Stockholder of its obligations hereunder or impose any liability or obligation on JPFI. Each Stockholder agrees that, at or prior to the Effective Time, it shall represent to Rykoff, JPFI or their respective counsel that, during the two-year period immediately following the Effective Time, it shall not (other than incident or pursuant to an Extraordinary Transaction) sell, exchange or otherwise dispose of (or enter into an agreement to sell, exchange or otherwise dispose of) shares of JPFI Common Stock equal to more than the lesser of (i) 25% or (ii) the Shortfall Percent, in each case of the shares of JPFI Common Stock received by it in the Merger. The "Shortfall Percent" shall equal that percentage of the total number of shares of JPFI Common Stock issued in the Merger as, when added to the following percentage of shares of JPFI Common Stock, shall equal 45%: 100% minus the sum of (i) the percent of shares of JPFI Common Stock issuable in the Merger to the Stockholders and (ii) the percent of shares of JPFI Common Stock issuable in the Merger to any other persons that can be identified immediately prior to the Merger as holding 5% or more of the total number of shares of Rykoff Common Stock outstanding at such time (for which purposes shares held by a family of mutual funds shall, to the extent possible, be identified with separate funds within such family and, to the extent so separately identifiable, treated as separate stockholders). For purposes of the restriction on disposition of JPFI Common Stock pursuant to the foregoing representation, the shares of JPFI Common Stock held by the Stockholders shall be aggregated, and the Stockholders shall be regarded as a single Stockholder. Notwithstanding the foregoing, no Stockholder shall be required to provide the representation described herein if, as a result of a change in law (including, without limitation, a change pursuant to Treasury regulations that may be applied, by election or otherwise, to the Merger), the facts intended to be reached by such representation are not a necessary condition for qualification of the Merger under Section 368 of the Internal Revenue Code of 1986, as amended.

                  For purposes of this Section 7, an "Extraordinary Transaction" means a merger, consolidation or other business combination, tender or exchange offer, share exchange, restructuring, recapitalization or other similar transaction involving JPFI, so long as any such transaction is not arranged as part of an overall plan to which such Stockholder is a party and pursuant to which the Merger is also being consummated.

                  Section 8. Effectiveness and Termination. It is a condition precedent to the effectiveness of this Agreement that the Merger Agreement shall have been executed and delivered and be in full force and effect. In the event the Merger Agreement is terminated in accordance with its terms, this Agreement shall automatically terminate and be of no further force or effect. Upon such termination, except for any rights any party may have in respect of any breach by any other party of its or his obligations hereunder, none of the parties hereto shall have any further obligation or liability hereunder.

                  Section 9.  Miscellaneous.

                  (a) Notices, Etc. All notices, requests, demands or other communications required by or otherwise with respect to this Agreement shall be in writing and shall be deemed to have been duly given to any party when delivered personally (by courier service or

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otherwise),  when  delivered by telecopy and  confirmed by return  telecopy,  or seven days after being mailed by first-class mail, postage prepaid in each case to the applicable addresses set forth below:

                  If to JPFI:

                           9830 Patuxent Woods Drive
                           Columbia, Maryland  21046
                           Attn:  David M. Abramson, Esq.
                           Telecopy:  (410) 312-7149

                           with a copy to:

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, New York  10019
                           Attn:  Edward D. Herlihy, Esq.
                           Telecopy:  (212) 403-2000

                  If to any Stockholder:

                           Merrill Lynch Capital Partners, Inc.
                           225 Liberty Street
                           New York, New York  10080-6123
                           Attn:  James V. Caruso
                           Telecopy:  (212) 236-7364

                           with a copy to:

                           Merrill Lynch & Co., Inc.
                           World Financial Center
                           North Tower
                           250 Vesey Street
                           New York, New York  10281-1323
                           Attn: Marcia L. Tu, Esq.
                           Telecopy:  (212) 449-3207

                           and a copy to:

                           Shearman & Sterling
                           599 Lexington Avenue
                           New York, New York  10022
                           Attn: Bonnie Greaves, Esq.
                           Telecopy:  (212) 848-7179

                  If to Rykoff:

                           Rykoff-Sexton, Inc.
                           1050 Warrenville Road
                           Lisle, Illinois
                           Telecopy No.  (717) 830-7112
                           Attention:  Robert J. Harter, Jr., Esq.

                           with a copy to:

                           Jones, Day, Reavis & Pogue
                           77 West Wacker
                           Chicago, Illinois  10022
                           Telecopy No.:  (312) 782-8585
                           Attention:  Elizabeth Kitslaar, Esq.

                           or to such other address as such party shall have designated by notice so given to each other party.

                  (b) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by JPFI, each of the Stockholders and Rykoff.

                  (c)  Successors and Assigns.  This Agreement  shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns, including without limitation in the case of any corporate party hereto any corporate successor by merger or otherwise, and in the case of any individual party hereto any trustee, executor, heir, legatee or personal representative succeeding to the ownership of such party's Subject Shares or other securities subject to this Agreement. Notwithstanding any transfer of Subject Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

                  (d) Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. There are no representations, warranties or covenants by the parties hereto relating to such subject matter other than those expressly set forth in this Agreement.

                  (e) Severability. If any term of this Agreement or the application thereof to any party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such term to the other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law, provided that in such event the parties shall negotiate in good faith in an attempt to agree to another provision (in lieu of the term or application held to be invalid or unenforceable) that will

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



be valid and enforceable and will carry out the parties' intentions hereunder.

                  (f) Specific Performance. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

                  (g) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

                  (h) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

                  (i) No Third-Party Beneficiaries. This Agreement is not intended to be for the benefit of and shall not be enforceable by any person or entity who or which is not a party hereto.

                  (j) Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware or the United States District Court for the Southern District of New York or any court of the State of New York located in the City of New York in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (j) and shall not be deemed to be a general submission to the jurisdiction of said Courts or in the States of Delaware or New York other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

                  (k) Governing Law. This Agreement and all disputes hereunder shall be governed by and construed and enforced in accordance with the General Corporation Law of the State of Delaware to the fullest extent possible and otherwise by the internal laws of the State of New York without regard to principles of conflicts of law.

                  (l) Name, Captions, Gender. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation

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



or construction hereof. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms.

                  (m) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

                  (n) Limitation on Liability. No Stockholder shall have any liability hereunder for any actions or omissions of any other Stockholder.

                  (o) Expenses. JPFI and Rykoff shall each bear its own expenses, and Rykoff shall bear the reasonable expenses of the Stockholders, incurred in connection with this Agreement and the transactions contemplated hereby, except that in the event of a dispute concerning the terms or enforcement of this Agreement, the prevailing party in any such dispute shall be entitled to reimbursement of reasonable legal fees and disbursements from the other party or parties to such dispute.




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




                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                   JP FOODSERVICE, INC.



                                   By:  /s/ James Miller
                                        ----------------------------------------
                                   Name and Title:  James L. Miller,
                                      Chairman, President and Chief
                                      Executive Officer


                                   MERRILL LYNCH CAPITAL PARTNERS, INC.


                                   By:  /s/ Matthias B. Bowman
                                        ----------------------------------------
                                   Name and Title:


                                   MERRILL LYNCH CAPITAL APPRECIATION
                                   PARTNERSHIP NO. B-XVIII, L.P.

                                   By:  Merrill Lynch LBO Partners No. B-IV,
                                        L.P., as General Partner

                                   By: Merrill Lynch Capital Partners, Inc., as General Partner


                                   By:  /s/ Matthias B. Bowman
                                        ----------------------------------------
                                        Name and Title:





                               [SUPPORT AGREEMENT]

                                   MERRILL LYNCH KECALP L.P. 1994

                                   By:  KECALP Inc., as General Partner


                                   By:  /s/ Matthias B. Bowman
                                        ----------------------------------------
                                        Name and Title:


                                   ML OFFSHORE LBO PARTNERSHIP NO. B-
                                   XVIII

                                   By:  Merrill Lynch LBO Partners
                                        No. B-IV, L.P., as Investment General
                                        Partner

                                   By: Merrill Lynch Capital Partners, Inc., as General Partner


                                   By:  /s/ Matthias B. Bowman
                                        ----------------------------------------
                                        Name and Title:


                                   ML IBK POSITIONS, INC.


                                   By:  /s/ Matthias B. Bowman
                                        ----------------------------------------
                                        Name and Title:


                                   MLCP ASSOCIATES L.P. NO. II

                                   By: Merrill Lynch Capital Partners, Inc., as General Partner


                                   By:  /s/ Matthias B. Bowman
                                        ----------------------------------------
                                        Name and Title:



                               [SUPPORT AGREEMENT]

                                   MLCP ASSOCIATES L.P. NO. IV

                                   By: Merrill Lynch Capital Partners, Inc., as General Partner


                                   By:  /s/ Matthias B. Bowman
                                        ----------------------------------------
                                        Name and Title:


                                   MERRILL LYNCH KECALP L.P. 1991

                                   By:  KECALP Inc., as General Partner


                                   By:  /s/ Matthias B. Bowman
                                        ----------------------------------------
                                        Name and Title:


                                   MERRILL LYNCH CAPITAL APPRECIATION
                                   PARTNERSHIP NO. XIII, L.P.

                                   By: Merrill Lynch LBO Partners No. IV, L.P., as General Partner

                                   By: Merrill Lynch Capital Partners, Inc., as General Partner


                                   By:  /s/ Matthias B. Bowman
                                        ----------------------------------------
                                        Name and Title:





                               [SUPPORT AGREEMENT]

                                   ML OFFSHORE LBO PARTNERSHIP NO. XIII

                                   By: Merrill Lynch LBO Partners No. IV, L.P., as Investment General Partner

                                   By: Merrill Lynch Capital Partners, Inc., as General Partner


                                   By:  /s/ Matthias B. Bowman
                                        ----------------------------------------
                                        Name and Title:


                                   ML EMPLOYEES LBO PARTNERSHIP NO. I,
                                   L.P.

                                   By:  ML Employees LBO Managers, Inc., as
                                        General Partner


                                   By:  /s/ Matthias B. Bowman
                                        ----------------------------------------
                                        Name and Title:


                                   MERRILL LYNCH KECALP L.P. 1987

                                   By:  KECALP Inc., as General Partner


                                   By:  /s/ Matthias B. Bowman
                                        ----------------------------------------
                                        Name and Title:


                                   MERCHANT BANKING L.P. NO. II

                                   By:  Merrill Lynch MBP Inc., as General
                                        Partner


                                   By:  /s/ Matthias B. Bowman
                                        ----------------------------------------
                                        Name and Title:



                               [SUPPORT AGREEMENT]

                  Rykoff hereby consents to the entry by each Stockholder into this Agreement, and the consummation of the transactions expressly contemplated hereby, in each case for purposes of Section 3.1(a) of the that certain Standstill Agreement (the "Standstill Agreement"), dated as of May 17, 1996, by and between RSI and the ML Entities (as defined therein). Rykoff represents and warrants to JPFI that the entry by each Stockholder into this Agreement, and the consummation of the transactions expressly contemplated hereby, each has been previously approved by the affirmative vote of a majority of the Continuing Directors (as defined in the Standstill Agreement) of Rykoff at a meeting at which a Continuing Director Quorum (as defined in the Standstill Agreement) was present. Rykoff also hereby acknowledges and consents to its obligations pursuant to Section 9(o) hereof.

                                            RYKOFF-SEXTON, INC.




                                            By:     /s/ Mark Van Stekelenburg
                                                  ------------------------------
                                            Name:   Mark Van Stekelenburg
                                            Title:  Chairman and Chief Executive
                                                    Officer





                               [SUPPORT AGREEMENT]